As filed with the Securities and Exchange Commission on September 25, 2012

Registration No. 333-162290

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERTEX ENERGY, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA	94-3439569
(STATE OR OTHER JURISDICTION IDENTIFICATION NO.)	(IRS EMPLOYER OF INCORPORATION)

1331 GEMINI STREET, SUITE 250, HOUSTON, TEXAS 77058
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

VERTEX ENERGY, INC.
2009 STOCK INCENTIVE PLAN,
VERTEX ENERGY, INC.
2008 STOCK INCENTIVE PLAN, AND
CERTAIN OTHER STOCK OPTIONS
(FULL TITLE OF THE PLAN)

Benjamin P. Cowart
Chief Executive Officer
1331 Gemini Street
Suite 250
Houston, Texas 77058
866-660-8156
(Name, address, and telephone number, including area code, of agent for service)

Copy To:

David M. Loev
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
(713) 524-4110

Indicate by check mark whether the Registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

The sole purpose of this Post-Effective Amendment No. 1 to Vertex Energy, Inc.’s (the “Company’s”) Form S-8 Registration Statement originally filed with the Securities and Exchange Commission on October 2, 2009 (the “Original Registration Statement”), is to file the consent of LBB & Associates Ltd., LLP to the incorporation by reference into this Form S-8 of LBB & Associates Ltd., LLP’s reports dated March 26, 2012, March 23, 2011, and March 26, 2010, relating to the consolidated financial statements the Company, included in the Company’s Annual Reports on Form 10-K for its fiscal years ended December 31, 2011, 2010 and 2009, respectively.  This Post-Effective No. 1 to Form S-8 does not update, amend or modify any other information, statements or disclosure contained in the Original Registration Statement, except as otherwise referenced herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission are incorporated by reference into this Post-Effective Amendment No. 1 to Form S-8 (the “Registration Statement”) and are made a part hereof:

(a)
The Company’s Registration Statement on Form S-8 (Registration No. 333-162290) as filed with the Securities and Exchange Commission (“SEC”) on October 2, 2009, to the extent not otherwise amended or superseded by the Company’s other filings with the SEC;

(b)
The Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2011 (the “Annual Report”), December 31, 2010, and December 31, 2009, as filed with the SEC on March 29, 2012, March 31, 2011 and March 30, 2010, respectively;

(c)
The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012, as filed with the SEC on May 8, 2012 and August 14, 2012 (as amended on August 24, 2012), respectively;

(d)
The Company’s Current Reports on Form 8-K, including amendments thereto, as filed with the SEC on April 20, 2012, August 15, 2012 and September 12, 2012, other than any information furnished pursuant to Item 2.02 or Item 7.01;

(e)
The description of the Company’s common stock contained in the section entitled “Description of Capital Stock”, included in the Company’s Form S-1 Registration Statement (File No. 333-177363) filed with the SEC on October 18, 2011, and any amendment or report filed for the purpose of updating such description; and

(f)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on the 25th day of September 2012.

VERTEX ENERGY, INC.

By: /s/ Benjamin P. Cowart
Benjamin P. Cowart
Chief Executive Officer
(Principal Executive Officer)

By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer
(Principal Accounting Officer)

Each person whose signature appears below hereby constitutes and appoints Benjamin P. Cowart and Chris Carlson as his true and lawful attorney-in-facts and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Post-Effective Amendment No. 1 to Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates stated.

By:	/s/ Benjamin P. Cowart	By:	/s/ Chris Carlson
	Benjamin P. Cowart Chief Executive Officer (Principal Executive Officer) and Chairman		Chris Carlson Chief Financial Officer, (Principal Accounting Officer)
Date:	September 25, 2012	Date:	September 25, 2012

By:	/s/ Christopher Stratton	By:	/s/ David Phillips
	Christopher Stratton Director		David Phillips Director
Date:	September 25, 2012	Date:	September 25, 2012

By:	/s/ Dan Borgen	By:	/s/ John Pimentel
	Dan Borgen		John Pimentel
	Director		Director

Date:	September 25, 2012	Date:	September 25, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

23.3*	Consent of LBB & Associates Ltd., LLP

24.1*	Power of Attorney (included in the signature page to this Registration Statement)

* Filed herewith.

Exhibits originally filed with and/or incorporated by reference in the Original Registration Statement filing are not modified, amended or updated, except as provided above.